UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 12, 2020

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
5.95% Notes due 2022	CSWCL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On August 12, 2020, Capital Southwest Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and between the Company and Raymond James & Associates, Inc. in connection with the issuance and sale of $50,000,000 aggregate principal amount of the Company’s 5.375% Notes due 2024 (the “New Notes”).

The New Notes will be issued as additional notes under the Indenture, dated October 23, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated September 27, 2019 (the “Second Supplemental Indenture”; together with the Base Indenture, the “Indenture”), pursuant to which the Company issued (i) $65,000,000 aggregate principal amount of the 5.375% Notes due 2024 (the “2024 Notes”) on September 27, 2019, and (ii) $10,000,000 aggregate principal amount of the 5.375% Notes due 2024 (the “Additional 2024 Notes,” and together with the 2024 Notes, the “Existing Notes”) on October 8, 2019. The New Notes will be treated as a single series with the Existing Notes under the Indenture and will have the same terms as the Existing Notes. The New Notes will have the same CUSIP number and will be fungible and rank equally with the Existing Notes. Upon issuance of the New Notes, the outstanding aggregate principal amount of the Company’s 5.375% Notes due 2024 will be $125,000,000.

The New Notes will bear interest at a rate of 5.375% per year payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2020. The New Notes will mature on October 1, 2024 and may be redeemed in whole or in part at the Company’s option at any time prior to July 1, 2024, at par plus a “make-whole” premium, and thereafter at par.

The Company intends to use the net proceeds of this offering to repay outstanding indebtedness under the Company’s senior secured revolving credit facility, as amended (the “Credit Facility”). However, through re-borrowings under the Credit Facility, the Company intends to make investments in lower middle market and upper middle market portfolio companies in accordance with the Company’s investment objective and strategies, to make investments in marketable securities and other temporary investments, and for other general corporate purposes, including payment of operating expenses.

The New Notes will be the direct unsecured obligations of the Company and rank pari passu with all existing and future unsubordinated unsecured indebtedness issued by the Company, senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the New Notes, effectively subordinated to all of the existing and future secured indebtedness issued by the Company (including indebtedness that is initially unsecured in respect of which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Credit Facility, and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries.

The Indenture contains certain covenants, including certain covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the U.S. Securities and Exchange Commission (the “SEC”), and to provide financial information to the holders of the New Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Base Indenture and the Second Supplemental Indenture.

In addition, holders of the New Notes can require the Company to repurchase some or all of the New Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date upon the occurrence of a “Change of Control Repurchase Event,” as defined in the Second Supplemental Indenture.

The New Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form N-2 (File No. 333-232492), as supplemented by a preliminary prospectus supplement dated August 12, 2020, and a final prospectus supplement dated August 12, 2020. The closing of the offering is subject to customary closing conditions, and the New Notes are expected to be delivered and paid for on August 17, 2020. The net proceeds to be received by the Company are estimated to be approximately $50.0 million, plus accrued and unpaid interest from April 1, 2020 up to, but not including, the date of delivery of the New Notes, after deducting the underwriting discounts and the estimated offering expenses payable by the Company.

The foregoing descriptions of the Underwriting Agreement, the Indenture, and the New Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Indenture, and the New Notes, respectively, each filed or incorporated by reference as exhibits hereto and incorporated by reference herein.

The Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01  Other Events.

On August 12, 2020, the Company issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 12, 2020, by and between the Company and Raymond James & Associates, Inc.
4.1
Indenture, dated as of October 23, 2017, by and between the Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit (d)(2) to Registration Statement on Form N-2 (Reg. No. 333-220385) filed on October 23, 2017).

4.2
Second Supplemental Indenture, dated as of September 27, 2019, relating to the 5.375% Notes due 2024, by and between the Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on September 27, 2019).

4.3	Form of 5.375% Notes due 2024 (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on September 27, 2019).
5.1	Opinion of Eversheds Sutherland (US) LLP.
23.1	Consent of Eversheds Sutherland (US) LLP.
99.1	Press release dated August 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2020

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer